  As filed with the Securities and Exchange Commission on December 19, 1997
                                                      Registration No. 333-29129
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             --------------------

                            STORAGE DIMENSIONS, INC.
               (Exact name of issuer as specified in its charter)


        DELAWARE                                           77-032487
(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                                 No.)


                           STORAGE DIMENSIONS, INC.
                              1656 MCCARTHY BLVD.
                              MILPITAS, CA  95035
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             --------------------
                                1993 STOCK PLAN
                                1996 STOCK PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                             --------------------
                              GENE E. BOWLES, JR.
                           EXECUTIVE VICE PRESIDENT
                           STORAGE DIMENSIONS, INC.
                              1656 MCCARTHY BLVD.
                              MILPITAS, CA  95035
                                (408) 954-0710
           (Name, address and telephone number of agent for service)
                             --------------------
                                   Copy to:
                            KENNETH M. SEIGEL, ESQ.
                              VICTOR H. SIM, ESQ.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94304
                             --------------------

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          Storage Dimensions, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Registrant's Prospectus, filed on or about March 12, 1997 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (b) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated January 21, 1997, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on January 21, 1997 including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit. The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expense incurred) arising under the Securities Act of 1933.

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits
------    --------

          4.1*  1993 Stock Plan and Form of Agreement

          4.2   1996 Stock Plan

          4.15* 1996 Employee Stock Purchase Plan

          5.1*  Opinion of counsel as to legality of securities being registered

         23.1*  Consent of Independent Auditors

         23.2*  Consent of Counsel (contained in Exhibit 5.1)

         24.1*  Power of Attorney (See Registration Statement Signature Page)
_______________________

         *Included by Reference. See Form S-8 (Registration Statement No. 333-29129)

Item 9.   Undertakings
------    ------------

          (a) Rule 415 Offering   The undersigned registrant hereby undertakes:
              -----------------

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          -----------------
apply if the registration statement is on Form S-3 ((S)239.13 of this chapter) or Form S-8 ((S)239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filing incorporating subsequent Exchange Act documents by
              ---------------------------------------------------------
reference
---------

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Request for acceleration of effective date or filing of
              -------------------------------------------------------
registration statement on Form S-8
----------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 19th day of December 1997.

                              STORAGE DIMENSIONS, INC.

                              By:      /s/ David A. Eeg
                                     -----------------------------------------
                                      David A. Eeg
                                      President and Chief Executive Officer
                                      (Principle Executive Officer)



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                              Title                           Date
---------------------------  ----------------------------------------   --------------------
 /s/  David A. Eeg           President and Chief Executive Officer        December 19, 1997
---------------------------  (Principal Executive Officer)
      David A. Eeg

 /s/  Gene E. Bowles, Jr.    Executive Vice President, Marketing &        December 19, 1997
---------------------------  Customer Service, Director and Secretary
    Gene E. Bowles, Jr.

           *                 Senior Vice President, Finance, and Chief
---------------------------  Financial Officer (Principal Financial and   December 19, 1997
     Robert E. Bylin         Accounting Officer)


           *                 Director                                     December 19, 1997
---------------------------
    Brian D. Fitzgerald

           *                 Director                                     December 19, 1997
---------------------------
     A. George Gebauer

           *                 Director                                     December 19, 1997
---------------------------
       Chong Sup Park


*By: /s/ GENE E. BOWLES, JR.
----------------------------
      Gene E. Bowles, Jr.
      Attorney-in-fact

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